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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditor's Report dated January 23, 1998, regarding the consolidated balance sheets of First Coastal Bancshares as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the each of the two years in the period ended December 31, 1997, and the reference to our firm as "experts", in the Form SB-2 filed with the Securities and Exchange Commission.

We also consent to the inclusion of our Independent Auditor's Report dated January 29, 1998, regarding the balance sheet of American Independent Bank, N.A. as of December 31, 1997, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended.

                                                VAVRINEK, TRINE, DAY & CO., LLP

February 2, 1999
Laguna Hills, California